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                                                                    EXHIBIT 3.15


                          CERTIFICATION OF CORRECTION
                                      OF
                  CERTIFICATE OF DETERMINATION OF PREFERENCES
                                      OF
                   CONVERTIBLE PARTICIPATING PREFERRED STOCK
                                      OF
                             PUBLIC STORAGE, INC.
                           a California corporation

[As filed in the Office of the Secretary of State of the State of California
 June 14, 1996]

     Harvey Lenkin and Sarah Hass certify that:

     1. They are the President and Secretary, respectively, of PUBLIC STORAGE, INC., a California corporation (the "Corporation").

     2. The name of the corporation is PUBLIC STORAGE, INC., and it is a California corporation.

     3. The instrument being corrected is entitled "CERTIFICATE OF DETERMINATION OF PREFERENCES OF CONVERTIBLE PARTICIPATING PREFERRED STOCK OF STORAGE EQUITIES, INC." and said instrument was filed with the Secretary of State of the State of California on August 17, 1995. At the time said instrument was filed the name of the corporation was STORAGE EQUITIES, INC.

     4. Paragraph "(2)" under "(a) Dividend Rights" of the RESOLUTION OF THE BOARD OF DIRECTORS OF STORAGE EQUITIES, INC. ESTABLISHING A SERIES OF CONVERTIBLE PARTICIPATING PREFERRED STOCK attached to, and incorporated by reference into, said Certificate of Determination, as corrected, should read in its entirety as follows:

          The full dividend on each Share for each Dividend Period shall be (i) $12.50 plus (ii) an additional amount which (A) for each of the first eight Dividend Periods shall be .003205% of the amount by which (1) "Adjusted Property Cash Flow" (as

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     hereinafter defined) for the same Dividend Period exceeds (2) $45,000, and
     (B) for the ninth Dividend Period, and each subsequent Dividend Period, shall be .003205% of the amount by which (1) the Adjusted Property Cash Flow for the same Dividend Period exceeds (2) $525,000. (The full dividend on each Share for the first Dividend Period shall be computed on the basis of the Adjusted Cash Flow for the entire first Dividend Period, notwithstanding that the Shares will have been outstanding for less than the entire first Dividend Period.)

     5. That said paragraph "(2)," as corrected, conforms the wording of the resolution, as amended, to that adopted by the Board of Directors.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate on May 13, 1996.


                                                  /s/ Harvey Lenkin
                                                  ------------------------------
                                                  Harvey Lenkin
                                                  President


                                                  /s/ Sarah Hass
                                                  ------------------------------
                                                  Sarah Hass
                                                  Secretary

     Each of the undersigned declares under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate are true and correct of his own knowledge.

     Executed at Glendale, California on May 13, 1996.


                                                  /s/ Harvey Lenkin
                                                  ------------------------------
                                                  Harvey Lenkin


                                                  /s/ Sarah Hass
                                                  ------------------------------
                                                  Sarah Hass

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